EXHIBIT 99.1
Leidos Reports Strong Third Quarter 2024 Results and Raises Full-Year Guidance

•Revenues of $4.2 billion, up 7% year-over-year
•Net income of $362 million or $2.68 per diluted share
•Adjusted EBITDA (non-GAAP) of $596 million (14.2% margin)
•Non-GAAP Diluted Earnings per Share of $2.93, up 44% year-over-year
•Cash Flows from Operations of $656 million; Free Cash Flow (non-GAAP) of $633 million
•Net Bookings of $8.1 billion (book-to-bill ratio of 1.9 for the quarter and 1.1 for trailing twelve months)

RESTON, Va., October 29, 2024 – Leidos Holdings, Inc. (NYSE: LDOS) today reported financial results for the third quarter of fiscal year 2024.
"Continued improvement in operating performance across all segments drove excellent revenue growth, record margins for net income and adjusted EBITDA, substantial earnings growth, strong cash flow, and robust bookings," said Leidos Chief Executive Officer Tom Bell. "These results demonstrate clearly how our collaborative and innovative workforce is focused on consistent execution for our customers and shareholders. With a healthy balance sheet, improving business development performance, and emerging 'North Star' strategy, Leidos is well positioned to deliver robust and sustainable returns as we move forward."
Summary Operating Results

	Three Months Ended
(in millions, except margin and per share data)	September 27, 2024	September 29, 2023
Revenues	$4,190	$3,921
Net income (loss)	$362	$(396)
Net income (loss) margin	8.6%	(10.1)%
Diluted earnings per share (EPS)	$2.68	$(2.91)

Non-GAAP Measures*:
Adjusted EBITDA	$596	$451
Adjusted EBITDA margin	14.2%	11.5%
Non-GAAP diluted EPS	$2.93	$2.03

* Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Management believes that these non-GAAP measures provide another measure of Leidos' results of operations and financial condition, including its ability to comply with financial covenants. See Non-GAAP Financial Measures at the end of this press release for more information and a reconciliation of our selected reported results to these non-GAAP measures.
Revenues for the quarter were $4.19 billion, up 7% compared to the third quarter of 2023. Revenues grew year-over-year due to increased demand across all customer segments, especially for managed health services.
With a net income margin of 8.6%, net income for the third quarter was $362 million, or $2.68 per diluted share. Comparisons to the year ago period are not meaningful as the result of the $699 million pre-tax, non-cash impairment and restructuring charge primarily associated with the Security Enterprise Solutions (SES) reporting unit recorded in the third quarter of 2023.
Adjusted EBITDA was $596 million for the third quarter, up 32% year-over-year. Record adjusted EBITDA margin of 14.2% increased from 11.5% in the third quarter of 2023. Non-GAAP net income was $396 million for the third quarter, up 40% year-over-year, and non-GAAP diluted EPS for the quarter was $2.93, up 44% year-over-year. The primary drivers of increased profitability were increased volumes on managed health services programs and improved program execution and cost control across the company.

Cash Flow Summary
In the third quarter, Leidos generated $656 million of net cash provided by operating activities and used $23 million and $257 million in investing and financing activities, respectively. Net cash provided by operating activities was driven by strong EBITDA and collections performance. Days Sales Outstanding (DSO) for the quarter was 59.
Investing activities consisted primarily of $23 million in property, equipment and software payments, which resulted in quarterly free cash flow of $633 million. Leidos returned $254 million to shareholders in the third quarter, including $203 million in share repurchases and $51 million as part of its regular quarterly cash dividend program. As of September 27, 2024, Leidos had $1,185 million in cash and cash equivalents and $4.7 billion of debt.
On October 25, 2024, the Leidos Board of Directors declared a cash dividend of $0.40 per share, which represents an increase of 5.3% over the prior quarter's dividend amount. The dividend will be payable on December 31, 2024, to stockholders of record at the close of business on December 16, 2024.
Business Development
Net bookings totaled $8.1 billion in the quarter, representing a book-to-bill ratio of 1.9. As a result, backlog at the end of the quarter was $40.6 billion, of which $9.1 billion was funded. Included in the quarterly bookings were several notable awards:
•Veterans Benefits Administration (VBA) Medical Disability Examinations (MDE) Regions 1-4 Option Year. The VBA MDE Office awarded Leidos the next option year on the existing indefinite delivery, indefinite quantity (IDIQ), firm-fixed price contracts that were originally awarded in November 2018. Leidos QTC Health Services will continue to provide MDE to meet Department of Veterans Affairs (VA) and Department of Defense (DOD) requirements for separating and retired service members.
•Army Global Unified Network (AGUN). The Army Program Executive Office for Command, Control, and Communications-Tactical Global Enterprise Network Modernization (PEO C3T GENM-O) awarded Leidos a five-year, $331 million contract to modernize the U.S Army's network in alignment with the Army's Network Modernization Strategy and Army Unified Network Plan. Leidos will deploy AGUN to individual Army sites to deliver a standardized, orchestrated modern network architecture that supports the transition to a Zero Trust Architecture and aims to make applications, data, and enterprise services are accessible, trusted and interoperable across the globe.
•Advanced Battle Management System-Digital Infrastructure (ABMS-DI) Network. The Department of the Air Force's (DAF) Program Executive Officer Command, Control, Communications and Battle Management (PEO C3BM) awarded Leidos a five-year, $303 million contract to oversee the planning, analysis, and operations for the DAF ABMS-DI network. This contract extends Leidos' collaborative role with the DAF to design, develop, and deploy modern Combined Joint-All Domain Command and Control (CJADC2) capabilities for the Air Force and Space Force.
•Automated Installation Entry (AIE) Next Generation Support. The Army Program Executive Office for Intelligence, Electronic Warfare & Sensors (PEO IEW&S) awarded Leidos the AIE Next Generation contract to enhance security at 92 additional Army and select joint-service installation access control points located around the world. Under the six-year, $249 million contract, Leidos will continue to transform the Army’s enterprise physical access control system to a fully extensible, cloud-based solution with advanced biometrics modalities.

Forward Guidance
Leidos is updating its fiscal year 2024 guidance as follows:

FY24 Guidance
Measure	Current	Prior
Revenues (billions)	$16.35 - $16.45	$16.10 - $16.40
Adjusted EBITDA Margin	High-12%	Approximately 12%
Non-GAAP Diluted EPS	$9.80 - $10.00	$8.60 - $9.00
Cash Flows Provided by Operating Activities (billions)	Approximately $1.35	Approximately $1.30
For information regarding adjusted EBITDA margin and non-GAAP diluted EPS, see the related explanations and reconciliations to GAAP measures included elsewhere in this release.
Leidos does not provide a reconciliation of forward-looking adjusted EBITDA margins or non-GAAP diluted EPS to net income due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because certain deductions for non-GAAP exclusions used to calculate projected net income may vary significantly based on actual events, Leidos is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income at this time. The amounts of these deductions may be material and, therefore, could result in projected net income and diluted EPS being materially less than what may be implied by projected adjusted EBITDA margins and non-GAAP diluted EPS.
Conference Call Information
Leidos management will discuss operations and financial results in an earnings conference call beginning at 8 A.M. eastern time on October 29, 2024. A live audio broadcast of the conference call along with a supplemental presentation will be available to the public through links on the Leidos Investor Relations website (http://ir.leidos.com). An archived version of the webcast will be available on the Leidos Investor Relations website until October 29, 2025.
About Leidos
Leidos is a Fortune 500® innovation company rapidly addressing the world’s most vexing challenges in national security and health. The company's global workforce of 48,000 collaborates to create smarter technology solutions for customers in heavily regulated industries. Headquartered in Reston, Virginia, Leidos reported annual revenues of approximately $15.4 billion for the fiscal year ended December 29, 2023. For more information, visit www.leidos.com.
Forward-Looking Statements
Certain statements in this release contain or are based on "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as "expects," "intends," "plans," "anticipates," "believes," "estimates," "guidance" and similar words or phrases. Forward-looking statements in this release include, among others, estimates of our future growth, strategy and financial and operating performance, including future revenues, adjusted EBITDA margins, diluted EPS (including on a non-GAAP basis) and cash flows provided by operating activities, as well as statements about our business contingency plans, government budgets and the ongoing Continuing Resolution, uncertainties in tax due to new tax legislation or other regulatory developments, strategy, planned investments, sustainability goals and our future dividends, share repurchases, capital expenditures, debt repayments, acquisitions, dispositions and cash flow conversion. These statements reflect our belief and assumptions as to future events that may not prove to be accurate.
Actual performance and results may differ materially from those results anticipated by our guidance and other forward-looking statements made in this release depending on a variety of factors, including, but not limited to: developments in the U.S. government defense and non-defense budgets, including budget reductions, sequestration, implementation of spending limits or changes in budgetary priorities, delays in the U.S. government budget process or a government shutdown, or the U.S. government’s failure to raise the debt ceiling, which increases the possibility of a default by the U.S. government on its debt obligations, related credit-rating downgrades, or an economic recession; uncertainties in tax due to new tax legislation or other regulatory developments; inflationary pressures and fluctuations in interest rates; delays in the U.S. government contract procurement process or the award of contracts and delays or loss of contracts as a result of competitor protests; changes in U.S. government procurement rules, regulations and practices; our compliance with various U.S. government and other government procurement rules and regulations; governmental reviews, audits and investigations of our company; our ability to effectively compete and win contracts with the U.S. government and other customers; our ability to respond rapidly to emerging technology trends, including the use of artificial intelligence; our reliance on information technology spending by hospitals/healthcare organizations; our reliance on infrastructure investments by industrial and natural resources organizations; energy efficiency and alternative energy sourcing investments; investments by U.S. government and commercial organizations in environmental impact and remediation projects; the effects of health epidemics, pandemics and similar outbreaks may have on our business, financial position, results of operations and/or cash flows; our ability to attract, train and retain skilled employees, including our management team, and to obtain security clearances for our employees; our ability to accurately estimate costs, including cost increases due to inflation, associated with our firm-fixed-price contracts and other contracts; resolution of legal and other disputes with our customers and others or legal or regulatory compliance issues; cybersecurity, data security or other security threats, system failures or other disruptions of our business; our compliance with international, federal, state and local laws and regulations regarding privacy, data security, protection, storage, retention, transfer and disposal, technology protection and personal information; the damage and disruption to our business resulting from natural disasters and the effects of climate change; our ability to effectively acquire businesses and make investments; our ability to maintain relationships with prime contractors, subcontractors and joint venture partners; our ability to manage performance and other risks related to customer contracts; the failure of our inspection or detection systems to detect threats; the adequacy of our insurance programs, customer indemnifications or other liability protections designed to protect us from significant product or other liability claims, including cybersecurity attacks; our ability to manage risks associated with our international business; our ability to comply with the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act of 2010 and similar worldwide anti-corruption and anti-bribery laws and regulations; our ability to protect our intellectual property and other proprietary rights by third parties of infringement, misappropriation or other violations by us of their intellectual property rights; our ability to prevail in litigation brought by third parties of infringement, misappropriation or other violations by us of their intellectual property rights; our ability to declare or increase future dividends based on our earnings, financial condition, capital requirements and other factors, including compliance with applicable law and our agreements; our ability to grow our commercial health and infrastructure businesses, which could be negatively affected by budgetary constraints faced by hospitals and by developers of energy and infrastructure projects; our ability to successfully integrate acquired businesses; and our ability to execute our business plan and long-term management initiatives effectively and to overcome these and other known and unknown risks that we face.
These are only some of the factors that may affect the forward-looking statements contained in this release. For further information concerning risks and uncertainties associated with our business, please refer to the filings we make from time to time with the U.S. Securities and Exchange Commission ("SEC"), including the "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Legal Proceedings" sections of our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, all of which may be viewed or obtained through the Investor Relations section of our website at www.leidos.com.
All information in this release is as of October 29, 2024. Leidos expressly disclaims any duty to update the guidance or any other forward-looking statement provided in this release to reflect subsequent events, actual results or changes in Leidos' expectations. Leidos also disclaims any duty to comment upon or correct information that may be contained in reports published by investment analysts or others.

CONTACTS:

Investor Relations:	Media Relations:
Stuart Davis	Alyssa Pettus
571.526.6124	571.526.6743
ir@leidos.com	alyssa.t.pettus@leidos.com

LEIDOS HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Revenues	$4,190	$3,921	$12,297	$11,458
Cost of revenues	3,428	3,334	10,192	9,809
Selling, general and administrative expenses	247	239	704	709
Acquisition, integration and restructuring costs	3	5	14	14
Goodwill impairment charges	—	599	—	599
Asset impairment charges	6	88	6	88
Equity earnings of non-consolidated subsidiaries	(10)	(8)	(25)	(21)
Operating income (loss)	516	(336)	1,406	260
Non-operating income (expense):
Interest expense, net	(46)	(53)	(146)	(163)
Other income (expense), net	—	1	4	(4)
Income (loss) before income taxes	470	(388)	1,264	93
Income tax expense	(108)	(8)	(295)	(115)
Net income (loss)	362	(396)	969	(22)
Less: net (loss) income attributable to non-controlling interest	(2)	3	(1)	8
Net income (loss) attributable to Leidos common stockholders	$364	$(399)	$970	$(30)

Earnings per share:
Basic	$2.72	$(2.91)	$7.19	$(0.22)
Diluted	2.68	(2.91)	7.13	(0.22)

Weighted average number of common shares outstanding:
Basic	134	137	135	137
Diluted	136	137	136	137

Cash dividends declared per share	$0.38	$0.36	$1.14	$1.08

LEIDOS HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share data)

	September 27, 2024	December 29, 2023
Assets:
Cash and cash equivalents	$1,185	$777
Receivables, net	2,706	2,429
Inventory, net	323	310
Other current assets	451	489
Total current assets	4,665	4,005
Property, plant and equipment, net	992	961
Intangible assets, net	558	667
Goodwill	6,123	6,112
Operating lease right-of-use assets, net	459	512
Other long-term assets	541	438
Total assets	$13,338	$12,695

Liabilities:
Accounts payable and accrued liabilities	$2,287	$2,277
Accrued payroll and employee benefits	903	695
Current portion of long-term debt	592	18
Total current liabilities	3,782	2,990
Long-term debt, net of current portion	4,081	4,664
Operating lease liabilities	467	516
Other long-term liabilities	341	267
Total liabilities	8,671	8,437

Stockholders’ equity:
Common stock, $0.0001 par value, 500,000,000 shares authorized, 133,337,275 and 135,766,419 shares issued and outstanding at September 27, 2024, and December 29, 2023, respectively	—	—
Additional paid-in capital	1,469	1,885
Retained earnings	3,179	2,364
Accumulated other comprehensive loss	(34)	(48)
Total Leidos stockholders’ equity	4,614	4,201
Non-controlling interest	53	57
Total stockholders' equity	4,667	4,258
Total liabilities and stockholders' equity	$13,338	$12,695

LEIDOS HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Three Months Ended		Nine Months Ended
	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Cash flows from operations:
Net income (loss)	$362	$(396)	$969	$(22)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	71	82	211	248
Stock-based compensation	19	20	59	57
Deferred income taxes	(29)	(104)	(96)	(192)
Goodwill impairment charges	—	599	—	599
Asset impairment charges	6	88	6	88
Other	3	19	5	25
Change in assets and liabilities, net of effects of acquisitions:
Receivables	(75)	14	(260)	(109)
Other current assets and other long-term assets	95	92	102	141
Accounts payable and accrued liabilities and other long-term liabilities	25	220	(149)	22
Accrued payroll and employee benefits	198	137	208	105
Income taxes receivable/payable	(19)	24	38	(101)
Net cash provided by operating activities	656	795	1,093	861
Cash flows from investing activities:
Acquisition of a business, net of cash acquired	—	(2)	—	(6)
Payments for property, equipment and software	(23)	(50)	(63)	(129)
Net proceeds from sale of assets	—	—	2	—
Other	—	—	5	—
Net cash used in investing activities	(23)	(52)	(56)	(135)
Cash flows from financing activities:
Proceeds from debt issuance	—	—	—	1,743
Net proceeds from commercial paper	—	(200)	—	—
Repayments of borrowings	(5)	(5)	(14)	(2,041)
Payments for debt issuance costs	—	—	—	(7)
Dividend payments	(51)	(50)	(155)	(150)
Repurchases of stock and other	(203)	(1)	(500)	(44)
Proceeds from issuances of stock	2	12	28	37
Net capital distributions to non-controlling interests	—	(5)	(3)	(8)
Net cash used in financing activities	(257)	(249)	(644)	(470)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	9	(3)	5	—
Net increase in cash, cash equivalents and restricted cash	385	491	398	256
Cash, cash equivalents and restricted cash at beginning of period	941	448	928	683
Cash, cash equivalents and restricted cash at end of period	1,326	939	1,326	939
Less: restricted cash at end of period	141	189	141	189
Cash and cash equivalents at end of period	$1,185	$750	$1,185	$750

LEIDOS HOLDINGS, INC.
UNAUDITED SEGMENT OPERATING RESULTS
(in millions)

	Three Months Ended		Nine Months Ended
	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Revenues:
National Security & Digital	$1,865	$1,852	$5,471	$5,400
Health & Civil	1,225	1,055	3,687	3,097
Commercial & International	578	552	1,648	1,588
Defense Systems	522	462	1,491	1,373
Total	$4,190	$3,921	$12,297	$11,458

Operating income (loss):
National Security & Digital	$187	$170	$545	$487
Health & Civil	287	165	816	412
Commercial & International	41	(646)	64	(599)
Defense Systems	37	3	92	47
Corporate	(36)	(28)	(111)	(87)
Total	$516	$(336)	$1,406	$260

Operating income (loss) margin:
National Security & Digital	10.0%	9.2%	10.0%	9.0%
Health & Civil	23.4%	15.6%	22.1%	13.3%
Commercial & International	7.1%	(117.0)%	3.9%	(37.7)%
Defense Systems	7.1%	0.6%	6.2%	3.4%
Total	12.3%	(8.6)%	11.4%	2.3%
National Security & Digital
National Security & Digital revenues of $1.87 billion increased by 1% compared to the prior year quarter. Revenue grew across several enterprise Information Technology (IT) programs, which offset reductions on certain Intelligence Community contracts. For the quarter, operating income margin increased to 10.0% from 9.2% in the prior year quarter, and non-GAAP operating income margin increased to 10.5% from 9.8% in the prior year quarter. The increase in segment profitability was primarily attributable to volume and efficiencies on certain fixed price programs.
Health & Civil
Health & Civil revenues of $1.23 billion increased by 16% compared to the prior year quarter. Health & Civil operating income margin for the quarter was 23.4%, compared to 15.6% in the prior year quarter, and non-GAAP operating income margin was 24.2%, compared to 16.5% in the prior year quarter. The increase in revenues and segment profitability was driven by increased volumes and case complexity within the managed health services business as well as net write-ups on certain programs.
Commercial & International
Commercial & International revenues of $578 million increased by 5% compared to the prior year quarter driven by increased deliveries of security products and commercial energy engineering services. Operating income margin for the quarter was 7.1%, compared to (117.0)% in the prior year quarter, which included non-cash impairment and restructuring charges of $679 million related to the SES reporting unit. Non-GAAP operating margin was 8.8%, compared to 9.2% in the prior year quarter.

LEIDOS HOLDINGS, INC.
UNAUDITED SEGMENT OPERATING RESULTS
(in millions)

Defense Systems
Defense Systems revenues of $522 million increased by 13% compared to the prior year quarter. Defense Systems operating income margin for the quarter was 7.1%, compared to 0.6% in the prior year quarter, and non-GAAP operating margin was 10.2%, compared to 7.4% in the prior year quarter. The increase in revenues and segment profitability was primarily driven by increased scope and improved program execution on fixed price development programs.

LEIDOS HOLDINGS, INC.
UNAUDITED BACKLOG BY REPORTABLE SEGMENT
(in millions)
Backlog represents the estimated amount of future revenues to be recognized under negotiated contracts. Backlog value is based on management’s estimates about volume of services, availability of customer funding and other factors, and excludes contracts that are under protest. Estimated backlog comprises both funded and negotiated unfunded backlog. Backlog estimates are subject to change and may be affected by several factors, including modifications of contracts, non-exercise of options and foreign currency movements.
Funded backlog for contracts with the U.S. government represents the value on contracts for which funding is appropriated less revenues previously recognized on these contracts. Funded backlog for contracts with non-U.S. government entities and commercial customers represents the estimated value on contracts, which may cover multiple future years, under which Leidos is obligated to perform, less revenue previously recognized on the contracts.
Negotiated unfunded backlog represents estimated amounts of revenue to be earned in the future from contracts for which funding has not been appropriated and unexercised priced contract options. Negotiated unfunded backlog does not include unexercised option periods and future potential task orders expected to be awarded under IDIQ, General Services Administration Schedule or other master agreement contract vehicles, with the exception of certain IDIQ contracts where task orders are not competitively awarded or separately priced but instead are used as a funding mechanism, and where there is a basis for estimating future revenues and funding on future anticipated task orders.
The estimated value of backlog as of the dates presented was as follows:

	September 27, 2024			September 29, 2023
Segment	Funded	Unfunded	Total	Funded	Unfunded	Total
National Security & Digital	$3,323	$16,532	$19,855	$3,146	$14,802	$17,948
Health & Civil	1,536	9,835	11,371	2,022	10,141	12,163
Commercial & International	2,631	2,022	4,653	2,586	1,012	3,598
Defense Systems	1,602	3,080	4,682	1,293	3,041	4,334
Total	$9,092	$31,469	$40,561	$9,047	$28,996	$38,043

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES
Leidos uses and refers to organic revenue, non-GAAP operating income, non-GAAP operating margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP diluted EPS, non-GAAP free cash flow and non-GAAP free cash flow conversion, which are not measures of financial performance under generally accepted accounting principles in the U.S. and, accordingly, these measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read in conjunction with Leidos's consolidated financial statements prepared in accordance with GAAP.
Management believes that these non-GAAP measures provide another representation of the results of operations and financial condition, including its ability to comply with financial covenants. These non-GAAP measures are frequently used by financial analysts covering Leidos and its peers. The computation of non-GAAP measures may not be comparable to similarly titled measures reported by other companies, thus limiting their use for comparability.
Organic revenues capture the revenue that is inherent in the underlying business excluding the impact of acquisitions and divestitures made within the prior year; it is computed as current revenues excluding revenues from acquisitions within the last 12 months and divestitures within the current and year-ago periods.
Non-GAAP operating income is computed by excluding the following discrete items from operating income:
•Acquisition, integration and restructuring costs – Represents acquisition, integration, lease termination, severance and retention costs and asset markdowns related to acquisitions and restructuring activities.
•Amortization of acquired intangible assets – Represents the amortization of the fair value of the acquired intangible assets.
•Gain on sale of intangible assets – Represents the gain on sale of intellectual property not used in operations.
•Asset impairment charges – Represents impairments of long-lived intangible assets, right-of-use assets, and other assets related to our facility rationalization effort.
•Goodwill impairment charges – Represents impairments of goodwill due to changes in actual performance against performance projected when the goodwill was acquired.
Non-GAAP operating margin is computed by dividing non-GAAP operating income by revenues.
Adjusted EBITDA is computed by excluding the following items from income before income taxes: (i) discrete items as identified above; (ii) interest expense; (iii) interest income; (iv) depreciation expense; and (v) amortization of internally developed intangible assets.
Adjusted EBITDA margin is computed by dividing adjusted EBITDA by revenues.
Non-GAAP net income is computed by excluding the discrete items listed under non-GAAP operating income and their related tax impacts.
Non-GAAP diluted EPS is computed by dividing net income attributable to Leidos common stockholders, adjusted for the discrete items as identified above and the related tax impacts, by the diluted weighted average number of common shares outstanding.
Non-GAAP free cash flow is computed by deducting expenditures for property, equipment and software from net cash provided by (used in) operating activities.
Non-GAAP free cash flow conversion is computed by dividing non-GAAP free cash flow by non-GAAP net income attributable to Leidos common stockholders; operating cash flow conversion is computed by dividing net cash provided by (used in) operating activities by net income attributable to Leidos shareholders.

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except growth percentages)
The following table presents the reconciliation of revenues to organic revenues by reportable segment and total operations:

	Three Months Ended
	September 27, 2024	September 29, 2023	Percent Change
National Security & Digital
Revenues, as reported	$1,865	$1,852	1%

Health & Civil
Revenues, as reported	$1,225	$1,055	16%

Commercial & International
Revenues, as reported	$578	$552	5%

Defense Systems
Revenues, as reported	$522	$462	13%
Acquisition and divestiture revenues(1)	—	3
Organic revenues	$522	$459	14%

Total Operations
Revenues, as reported	$4,190	$3,921	7%
Acquisition and divestiture revenues(1)	—	3
Organic revenues	$4,190	$3,918	7%
(1) Year ago acquisition and divestiture revenues reflect revenues from assets subsequently divested. For the three months ended September 29, 2023, Defense Systems segment acquisition and divestiture revenues include the divestiture of an immaterial asset that was completed on October 20, 2023.

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except per share data and margin percentages)

The following tables present the reconciliation of non-GAAP operating income, net income, diluted EPS, adjusted EBITDA, and adjusted EBITDA margin to the most directly comparable GAAP measures for the three months ended September 27, 2024:

	Three Months Ended September 27, 2024
	As reported	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Asset impairment charges	Non-GAAP results
Operating income	$516	$3	$37	$6	$562
Non-operating expense, net	(46)	—	—	—	(46)
Income before income taxes	470	3	37	6	516
Income tax expense(1)	(108)	(1)	(9)	(2)	(120)
Net income	362	2	28	4	396
Less: net loss attributable to non-controlling interest	(2)	—	—	—	(2)
Net income attributable to Leidos common stockholders	$364	$2	$28	$4	$398

Diluted EPS attributable to Leidos common stockholders(2)	$2.68	$0.01	$0.21	$0.03	$2.93
Diluted shares	136	136	136	136	136

	Three Months Ended September 27, 2024
	As reported	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Asset impairment charges	Non-GAAP results
Net income	$362	$2	$28	$4	$396
Income tax expense(1)	108	1	9	2	120
Income before income taxes	470	3	37	6	516
Depreciation expense	34	—	—	—	34
Amortization of intangibles	37	—	(37)	—	—
Interest expense, net	46	—	—	—	46
Adjusted EBITDA	$587	$3	$—	$6	$596
Adjusted EBITDA margin	14.0%				14.2%
(1) Calculation uses an estimated statutory tax rate on non-GAAP adjustments.
(2) Earnings per share is computed independently for each of the non-GAAP adjustment presented and therefore may not sum to the total non-GAAP earnings per share due to rounding.

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except per share data and margin percentages)

The following tables present the reconciliation of non-GAAP operating income, net income, diluted EPS, adjusted EBITDA, and adjusted EBITDA margin to the most directly comparable GAAP measures for the three months ended September 29, 2023:

	Three Months Ended September 29, 2023
	As reported	Acquisition, integration and restructuring costs(3)	Amortization of acquired intangibles	Asset impairment charges	Goodwill impairment charges	Non-GAAP results
Operating (loss) income	$(336)	$17	$50	$88	$599	$418
Non-operating expense, net	(52)	—	—	—	—	(52)
(Loss) income before income taxes	(388)	17	50	88	599	366
Income tax expense(1)(4)	(8)	(4)	(12)	(31)	(28)	(83)
Net (loss) income	(396)	13	38	57	571	283
Less: net income attributable to non-controlling interest	3	—	—	—	—	3
Net (loss) income attributable to Leidos common stockholders	$(399)	$13	$38	$57	$571	$280

Diluted EPS attributable to Leidos common stockholders(2)	$(2.91)	$0.09	$0.28	$0.41	$4.14	$2.03
Diluted shares	137	138	138	138	138	138

	Three Months Ended September 29, 2023
	As reported	Acquisition, integration and restructuring costs(3)	Amortization of acquired intangibles	Asset impairment charges	Goodwill impairment charges	Non-GAAP results
Net (loss) income	$(396)	$13	$38	$57	$571	$283
Income tax expense(1)(4)	8	4	12	31	28	83
(Loss) income before income taxes	(388)	17	50	88	599	366
Depreciation expense	32	—	—	—	—	32
Amortization of intangibles	50	—	(50)	—	—	—
Interest expense, net	53	—	—	—	—	53
Adjusted EBITDA	$(253)	$17	$—	$88	$599	$451
Adjusted EBITDA margin	(6.5)%					11.5%
(1) Calculation uses an estimated statutory tax rate on non-GAAP adjustments.
(2) Earnings per share is computed independently for each of the non-GAAP adjustment presented and therefore may not sum to the total non-GAAP earnings per share due to rounding.
(3) Asset markdowns associated with restructuring activities were recorded to "Cost of revenues" in the condensed consolidated statements of operations.
(4) Non-GAAP tax rates were revised from using a blended rate to an individual tax rate for each non-GAAP adjustment, as this approach better reflects the allocation of the tax adjustment.

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except per share data and margin percentages)
The following tables present the reconciliation of non-GAAP operating income, net income, diluted EPS, adjusted EBITDA, and adjusted EBITDA margin to the most directly comparable GAAP measures for the nine months ended September 27, 2024:

	Nine Months Ended September 27, 2024
	As reported	Acquisition, integration and restructuring costs(3)	Amortization of acquired intangibles	Asset impairment charges	Gain on sale of intangible assets	Non-GAAP results
Operating income	$1,406	$20	$110	$6	$—	$1,542
Non-operating expense, net	(142)	—	—	—	(2)	(144)
Income before income taxes	1,264	20	110	6	(2)	1,398
Income tax expense(1)	(295)	(4)	(28)	(2)	—	(329)
Net income	969	16	82	4	(2)	1,069
Less: net loss attributable to non-controlling interest	(1)	—	—	—	—	(1)
Net income attributable to Leidos common stockholders	$970	$16	$82	$4	$(2)	$1,070

Diluted EPS attributable to Leidos common stockholders(2)	$7.13	$0.12	$0.60	$0.03	$(0.01)	$7.87
Diluted shares	136	136	136	136	136	136

	Nine Months Ended September 27, 2024
	As reported	Acquisition, integration and restructuring costs(3)	Amortization of acquired intangibles	Asset impairment charges	Gain on sale of intangible assets	Non-GAAP results
Net income	$969	$16	$82	$4	$(2)	$1,069
Income tax expense(1)	295	4	28	2	—	329
Income before income taxes	1,264	20	110	6	(2)	1,398
Depreciation expense	101	—	—	—	—	101
Amortization of intangibles	110	—	(110)	—	—	—
Interest expense, net	146	—	—	—	—	146
Adjusted EBITDA	$1,621	$20	$—	$6	$(2)	$1,645
Adjusted EBITDA margin	13.2%					13.4%
(1) Calculation uses an estimated statutory tax rate on non-GAAP adjustments.
(2) Earnings per share is computed independently for each of the non-GAAP adjustment presented and therefore may not sum to the total non-GAAP earnings per share due to rounding.
(3) Asset markdowns associated with restructuring activities were recorded to "Cost of revenues" in the condensed consolidated statements of operations.

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except per share data and margin percentages)

The following tables present the reconciliation of non-GAAP operating income, net income, diluted EPS, adjusted EBITDA, and adjusted EBITDA margin to the most directly comparable GAAP measures for the nine months ended September 29, 2023:

	Nine Months Ended September 29, 2023
	As reported	Acquisition, integration and restructuring costs(3)	Amortization of acquired intangibles	Asset impairment charges	Goodwill impairment charges	Non-GAAP results
Operating income	$260	$26	$153	$88	$599	$1,126
Non-operating expense, net	(167)	—	—	—	—	(167)
Income before income taxes	93	26	153	88	599	959
Income tax expense(1)(4)	(115)	(6)	(39)	(31)	(28)	(219)
Net (loss) income	(22)	20	114	57	571	740
Less: net income attributable to non-controlling interest	8	—	—	—	—	8
Net (loss) income attributable to Leidos common stockholders	$(30)	$20	$114	$57	$571	$732

Diluted EPS attributable to Leidos common stockholders(2)	$(0.22)	$0.14	$0.83	$0.41	$4.14	$5.30
Diluted shares	137	138	138	138	138	138

	Nine Months Ended September 29, 2023
	As reported	Acquisition, integration and restructuring costs(3)	Amortization of acquired intangibles	Asset impairment charges	Goodwill impairment charges	Non-GAAP results
Net (loss) income	$(22)	$20	$114	$57	$571	$740
Income tax expense(1)(4)	115	6	39	31	28	219
Income before income taxes	93	26	153	88	599	959
Depreciation expense	95	—	—	—	—	95
Amortization of intangibles	153	—	(153)	—	—	—
Interest expense, net	163	—	—	—	—	163
Adjusted EBITDA	$504	$26	$—	$88	$599	$1,217
Adjusted EBITDA margin	4.4%					10.6%
(1) Calculation uses an estimated statutory tax rate on non-GAAP adjustments.
(2) Earnings per share is computed independently for each of the non-GAAP adjustment presented and therefore may not sum to the total non-GAAP earnings per share due to rounding.
(3) Asset markdowns associated with restructuring activities were recorded to "Cost of revenues" in the condensed consolidated statements of operations.
(4) Non-GAAP tax rates were revised from using a blended rate to an individual tax rate for each non-GAAP adjustment, as this approach better reflects the allocation of the tax adjustment.

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except margin percentages)
The following tables present the reconciliation of non-GAAP operating income by reportable segment and Corporate to operating income:

	Three Months Ended September 27, 2024
	Operating income (loss)	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Asset impairment charges	Non-GAAP operating income (loss)	Non-GAAP operating margin
National Security & Digital	$187	$—	$6	$2	$195	10.5%
Health & Civil	287	—	8	2	297	24.2%
Commercial & International	41	1	7	2	51	8.8%
Defense Systems	37	—	16	—	53	10.2%
Corporate	(36)	2	—	—	(34)	NM
Total	$516	$3	$37	$6	$562	13.4%

	Three Months Ended September 29, 2023
	Operating income (loss)	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Goodwill impairment charges	Asset impairment charges	Non-GAAP operating income (loss)	Non-GAAP operating margin
National Security & Digital	$170	$—	$12	$—	$—	$182	9.8%
Health & Civil	165	—	9	—	—	174	16.5%
Commercial & International	(646)	9	9	599	80	51	9.2%
Defense Systems	3	3	20	—	8	34	7.4%
Corporate	(28)	5	—	—	—	(23)	NM
Total	$(336)	$17	$50	$599	$88	$418	10.7%

	Nine Months Ended September 27, 2024
	Operating income (loss)	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Asset impairment charges	Non-GAAP operating income (loss)	Non-GAAP operating margin
National Security & Digital	$545	$—	$17	$2	$564	10.3%
Health & Civil	816	—	21	2	839	22.8%
Commercial & International	64	9	22	2	97	5.9%
Defense Systems	92	—	50	—	142	9.5%
Corporate	(111)	11	—	—	(100)	NM
Total	$1,406	$20	$110	$6	$1,542	12.5%

	Nine Months Ended September 29, 2023
	Operating income (loss)	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Goodwill impairment charges	Asset impairment charges	Non-GAAP operating income (loss)	Non-GAAP operating margin
National Security & Digital	$487	$—	$35	$—	$—	$522	9.7%
Health & Civil	412	—	30	—	—	442	14.3%
Commercial & International	(599)	10	29	599	80	119	7.5%
Defense Systems	47	3	59	—	8	117	8.5%
Corporate	(87)	13	—	—	—	(74)	NM
Total	$260	$26	$153	$599	$88	$1,126	9.8%
NM - Not Meaningful

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except percentages)

The following table presents the reconciliation of non-GAAP free cash flow to net cash provided by operating activities as well as the calculation of operating cash flow and non-GAAP free cash flow conversion ratios:

	Three Months Ended
	September 27, 2024	September 29, 2023
Net cash provided by operating activities	$656	$795
Payments for property, equipment and software	(23)	(50)
Non-GAAP free cash flow	$633	$745

Net income (loss) attributable to Leidos common stockholders	$364	$(399)
Acquisition, integration and restructuring costs(1)(2)(3)	2	13
Amortization of acquired intangibles(1)(3)	28	38
Goodwill impairment charges(2)(3)	—	571
Asset impairment charges(2)(3)	4	57
Non-GAAP net income attributable to Leidos common stockholders	$398	$280

Operating cash flow conversion ratio	180%	(199)%
Non-GAAP free cash flow conversion ratio	159%	266%
(1) After-tax expenses excluded from non-GAAP net income.
(2) Asset markdowns associated with restructuring activities were recorded to "Cost of revenues" in the condensed consolidated statements of operations.
(3) Non-GAAP tax rates were revised for the three months ended September 29, 2023, from using a blended rate to an individual tax rate for each non-GAAP adjustment, as this approach better reflects the allocation of the tax adjustment.